SWANK, INC.
                        90 PARK AVENUE
                   NEW YORK, NEW YORK 10016

                                                  May 30, 2001

Mr. Marshall Tulin
Paine Road
Hewlett, New York 11557

Dear Mr. Tulin:

          Reference is hereby made to the Agreement dated as of June 20, 1991 between Swank, Inc. (the "Corporation") and you concerning your employment by the Corporation as amended by letter agreements dated as of January I, 1992, September 1, 1993, October 30, 1995 and May 4, 1998 (the "May 1998 Letter")
between the Corporation and you (as so amended the "Existing Employment Agreement"). This letter will serve to confirm our understanding and agreement with regard to the Existing Employment Agreement as follows:

          During the term, including any extension of the term, of the Existing Employment Agreement, you will receive a base salary of $310,000 per annum. In addition, the words "30 days' written notice" contained in the second paragraph of the May 1998 Letter is hereby amended to read "10 days' written notice".

          Except as modified and amended by this letter, the Existing Employment Agreement shall remain and continue in full force and effect on and after the date hereof

          This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

          This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New
York, without regard to principles of conflicts or choice of law (other than Section 5-1401 of the New York General
Obligations Law).

         If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

                                   Very truly yours,

                                   SWANK, INC.


                                   By:  /s/ John Tulin
                                   John Tulin, President

ACCEPTED AND AGREED:

/s/ Marshall Tulin
    Marshall Tulin

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